UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2010
SciQuest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Weston Parkway, Suite 200, Cary, North Carolina	27513

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 659-2100
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Overview. On December 21, 2010, SciQuest, Inc. (“SciQuest”) entered into a Stock Purchase Agreement with Tom (Yitao) Ren, Ying (Lily) Xiong, John Paul Gutierrez and Ronald Dressin (collectively, the “Shareholders”), pursuant to which SciQuest will acquire all of the issued and outstanding shares of capital stock of AECsoft USA, Inc., a Texas corporation, and AEC Global (Shanghai) Co., Ltd., a Chinese corporation (collectively, “AECsoft”), which together are a leading provider of supplier management and sourcing technology. SciQuest anticipates closing this transaction within two to three weeks.
Purchase Price. SciQuest will pay a purchase price consisting of approximately $9 million in cash and 325,203 shares of SciQuest’s common stock plus a contingent payment of up to an additional 325,203 shares of SciQuest’s common stock based on successful achievement of certain performance targets over the next three fiscal years. The performance targets relate to the amount of revenue recognized by SciQuest from the sale of AECsoft’s products and services during each of 2011, 2012 and 2013. If the performance conditions are met in full, SciQuest will issue 121,951 shares of its common stock on or about March 31, 2012, 121,951 shares of its common stock on or about March 31, 2013 and 81,301 shares of its common stock on or about March 31, 2014.
The purchase price includes $1.275 million in cash and 103,659 shares of common stock that will be deposited in escrow to satisfy potential indemnification claims. The purchase price will be subject to adjustment based on the level of AECsoft’s cash and cash equivalents and the net asset value of AEC Global (Shanghai) Co., Ltd. as of the closing date.
SciQuest intends to issue its common stock in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).
Other Terms of the Stock Purchase Agreement. The Stock Purchase Agreement contains representations, warranties and covenants of the Shareholders as well as representations, warrants and covenants of SciQuest. Among other things, the Shareholders represent and warrant as to (i) capitalization, (ii) organizational documents, (iii) subsidiaries, (iv) required filings and consents, (v) permits and compliance with law, (vi) financial statements, (vii) liabilities, (viii) the absences of certain changes, (ix) litigation, (x) employee benefit and labor matters, (xi) contracts, (xii) intellectual property, (xii) tax matters, (xiii) insurance policies, (xiv) brokers, (xv) accounts receivable, and (xvi) books and records.
The closing is subject to numerous customary closing conditions and regulatory approvals. Among other things, SciQuest’s obligation to close is conditioned upon (i) the absence of governmental orders prohibiting the acquisition or making it illegal, (ii) the accuracy of the Shareholders’ representations and warranties, (iii) a specified percentage of the employees of AECsoft remaining as employees as of the closing date, (iv) AECsoft having obtained certain third party consents, (v) the absence of events that could reasonably be expected to have a material adverse effect on AECsoft and of certain legal proceedings, and (vi) other routine closing conditions.
Subject to certain exceptions and limitations, the Stock Purchase Agreement provides that SciQuest and certain related parties will be indemnified for certain losses arising from certain losses relating to the Agreement, including breaches of representations, warranties and covenants by the Shareholders. Indemnification claims must be brought (i) no later than December 15, 2012 for certain non-fundamental representations, (ii) within three years following the closing date for certain fundamental representations and warranties, and (iii) within 90 days following the expiration of any applicable statute of limitations for certain other fundamental representations and warranties. The $2.55 million deposited in escrow, less any amounts paid in satisfaction of indemnification claims and amounts subject to pending indemnification claims, will released as of December 15, 2012.

This summary of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by this reference.
Any statements in this Report that are not historical or current facts are forward-looking statements. These forward-looking statements include references to the payment of additional stock upon the achievement of certain performance targets and the timeframe for closing the transaction. All forward-looking statements in this Report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Registration Statement on Form S-1 and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Item 3.02.	Unregistered Sales of Equity Securities
The information provided in response to Item 1.01 of this Report is incorporated by reference into this Item 3.02. In connection with the with acquisition of AECsoft, SciQuest will issue 325,203 shares of its common stock to the Shareholders at closing and up to an additional 325,203 shares of its common stock over the next three fiscal years based on successful achievement of certain performance targets. Such shares are intended to be issued in a private placement under Section 4(2) of the Securities Act and/or Regulation D under the Securities Act. Each of the Shareholders meets the accredited investor definition of Rule 501 of the Securities Act. The offering was not conducted in connection with a public offering and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements of AECsoft required by this item shall be filed by an amendment to this Report no later than 71 calendar days following the date this Report is required to be filed.
(d) Exhibits.

Exhibit
No.	Description
10.1 †	Stock Purchase Agreement, dated December 21, 2010, by and amont SciQuest, Inc., Tom (Yitao) Ren, Ying (Lily) Xiong, John Paul Gutierrez and Ronald Dressin

99.1	Press Release dated December 21, 2010

†
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2010	SCIQUEST, INC.
	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

10.1	Stock Purchase Agreement, dated December 21, 2010, by and among SciQuest, Inc., Tom (Yitao) Ren, Ying (Lily) Xiong, John Paul Gutierrez and Ronald Dressin

99.1	Press Release dated December 21, 2010